Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Form 11-K of our report dated July 12, 2006, relating to the financial statements and financial statement schedule of the Kyocera Retirement Savings and Stock Bonus Plan, which appear in such Form 11-K.

San Diego, California

July 12, 2006